                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549



                                    FORM 8-K



                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of Earliest Event Reported)    November 22, 1996
                                                  --------------------

                              OnTrak Systems, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


                                    Delaware
--------------------------------------------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


              0-26222                               77-0074302
     ------------------------           ------------------------------------
     (Commission File Number)           (I.R.S. Employer Identification No.)


                     1010 Rincon Circle, San Jose, CA  95131
--------------------------------------------------------------------------------
                    (Address of Principal Executive Offices)


                                 (408) 577-1010
--------------------------------------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


--------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

     On November 22, 1996, OnTrak Systems, Inc. (the "Company") completed the change in its state of incorporation from California to Delaware by merging into its wholly-owned-subsidiary, OnTrak Systems, Inc., a Delaware corporation ("OnTrak Delaware"). OnTrak Delaware will continue to operate the business of the Company under the name OnTrak Systems, Inc. The reincorporation was approved by the Company's shareholders at the Annual Meeting of Shareholders held on November 21, 1996.

     As a result of the merger, each outstanding share of the Company's Common Stock was automatically converted into one share of OnTrak Delaware Common Stock, $.0001 par value. Each stock certificate representing issued and outstanding shares of the Company's Common Stock will continue to represent the same number of shares of Common Stock of OnTrak Delaware. The OnTrak Delaware Common Stock will continue to be traded on the Nasdaq National Market without interruption under the symbol "ONTK." A description of the capital stock of OnTrak Delaware is set forth in the Company's Proxy Statement dated October 21, 1996 for the Annual Meeting of Shareholders, under the caption "Proposal No. 2 - Reincorporation in Delaware - The Charters and Bylaws of OnTrak California and OnTrak Delaware," which description is incorporated herein by reference.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

     Exhibits:

     Exhibit 2.1   --    Agreement and Plan of Merger of OnTrak Systems, Inc., a
                         Delaware corporation, and OnTrak Systems, Inc., a
                         California corporation.

     Exhibit 3.3    --   Certificate of Incorporation of OnTrak Systems, Inc., a
                         Delaware corporation

     Exhibit 3.4    --   Bylaws of OnTrak Systems, Inc., a Delaware corporation

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         ONTRAK SYSTEMS, INC.


                         By:   PATRICK C. O'CONNOR
                            ---------------------------------------------
                               Patrick C. O'Connor
                               Vice President and Chief Financial Officer

Dated:  November 22, 1996



                                        3